As filed with the Securities and Exchange Commission on April 5, 2017

Registration No. 333-176268

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

OCEAN BIO-CHEM, INC.

(Exact name of Registrant as specified in its charter)

Florida	59-1564329
(State or other jurisdiction of incorporation or organization )	(I.R.S. Employer Identification Number)

4041 SW 47 Avenue, Ft. Lauderdale, FL	33314
(Address of Principal Executive Offices)	(Zip Code)

Ocean Bio-Chem, Inc. 2002 Incentive Stock Option Plan

Ocean Bio-Chem, Inc. 2002 Non-Qualified Stock Option Plan

Ocean Bio-Chem, Inc. 2007 Incentive Stock Option Plan

Ocean Bio-Chem, Inc. 2008 Incentive Stock Option Plan

Ocean Bio-Chem, Inc. 2008 Non-Qualified Stock Option Plan

Stock Option Grant to Peter G. Dornau

(Full title of the plans)

Peter G. Dornau

Chairman of the Board, President and Chief Executive Officer

Ocean Bio-Chem, Inc.

4041 SW 47 Avenue

Ft. Lauderdale, FL 33314

954-587-6280

(Name, address and telephone number, including area code, of agent for service)

with a copy to:

Alan Singer

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103-2921

215-963-5000

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, filed by Ocean Bio-Chem., Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission"), are hereby incorporated by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

(b)	Current Report on Form 8-K filed on February 23, 2017, as amended by Form 8-K/A filed on February 24, 2017;

(b)	The description of the Registrant’s common stock set forth in its Registration Statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to the registration statement that indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference or deemed to be part of this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference or deemed to be part of this registration statement modifies or replaces such statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this registration statement after the most recent effective date may modify or replace existing statements contained in this registration statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this registration statement.

Experts

The consolidated balance sheets of Ocean Bio-Chem, Inc. as of December 31, 2016, and the related consolidated statements of operations, shareholders’ equity, and cash flows for year ended December 31, 2016 have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference. Such financial statements have been incorporated by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

In the event that EisnerAmper LLP consents to the incorporation by reference in this registration statement of its report relating to audited financial statements included in a document subsequently filed by the Registrant, such audited financial statements shall be incorporated herein in reliance upon such report of EisnerAmper LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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Item 8. Exhibits.

The file number for each of the Registrant’s filings with the Securities and Exchange Commission referenced below is 0-11102.

Exhibit No.	Description

*4.1.1	Articles of Incorporation, as amended - incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2010.

4.1.2	Articles of Amendment to the Articles of Incorporation, as filed on June 13, 2012 – incorporated by reference to Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012.

4.2	Bylaws - incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on December 5, 2011.

*5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of EisnerAmper LLP

*23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page in initial filing).

*99.1	Ocean Bio-Chem, Inc. 2002 Incentive Stock Option Plan, as amended.

*99.2	Ocean Bio-Chem, Inc. 2002 Non-Qualified Stock Option Plan, as amended.

*99.3	Ocean Bio-Chem, Inc. 2007 Incentive Stock Option Plan, as amended.

*99.4	Ocean Bio-Chem, Inc. 2008 Incentive Stock Option Plan, as amended.

*99.5	Ocean Bio-Chem, Inc. 2008 Non-Qualified Stock Option Plan, as amended.

*99.6	Form of Stock Option granted to Peter G. Dornau

*Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale, State of Florida on April 5, 2017.

OCEAN BIO-CHEM, INC.

By:	/s/ PETER G. DORNAU
Peter G. Dornau
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ JEFFREY S. BAROCAS	Chief Financial Officer and Director	April 5, 2017
Jeffrey S. Barocas

*	Director	April 5, 2017
Diana Mazuelos Conard

*	Director	April 5, 2017
Gregor M. Dornau

/s/ PETER G. DORNAU	Chief Executive Officer and Director	April 5, 2017
Peter G. Dornau

*	Director	April 5, 2017
William W. Dudman

Director
Kimberly A. Krause

*	Director	April 5, 2017
James M. Kolisch

*	Director	April 5, 2017
John B. Turner

By:	/s/ JEFFREY S. BAROCAS
Jeffrey S. Barocas
Attorney-in-Fact

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EXHIBIT INDEX

Exhibit No.	Description

*4.1.1	Articles of Incorporation, as amended - incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2010.

4.1.2	Articles of Amendment to the Articles of Incorporation, as filed on June 13, 2012 – incorporated by reference to Exhibit 3.1.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012.

4.2	Bylaws - Bylaws - incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed on December 5, 2011.

*5.1	Opinion of Morgan, Lewis & Bockius LLP.

23.1	Consent of EisnerAmper LLP.

*23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included on signature page).

*99.1	Ocean Bio-Chem, Inc. 2002 Incentive Stock Option Plan, as amended.

*99.2	Ocean Bio-Chem, Inc. 2002 Non-Qualified Stock Option Plan, as amended.

*99.3	Ocean Bio-Chem, Inc. 2007 Incentive Stock Option Plan, as amended.

*99.4	Ocean Bio-Chem, Inc. 2008 Incentive Stock Option Plan, as amended.

*99.5	Ocean Bio-Chem, Inc. 2008 Non-Qualified Stock Option Plan, as amended.

*99.6	Form of Stock Option granted to Peter G. Dornau

*Previously filed

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